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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 12, 2004
                (Date of Report/Date of earliest event reported)

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)


        NEW YORK                     001-00082                  13-1808503
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)


                            One North Central Avenue
                          Phoenix, Arizona 85004-4414
             (Address and zip code of principal executive offices)

                                 (602) 366-8100
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

(b) Stanton K. Rideout has been appointed Vice President and Treasurer of the Registrant, effective as of October 12, 2004 and will leave his current position as Vice President and Controller on that date in order to assume those new responsibilities.

(c) Denise R. Danner, 48, has been promoted to the position of Vice President and Controller of the Registrant, effective as of October 12, 2004. Ms. Danner has been serving as Assistant Controller of the Registrant since July 2001. From August 2000 to June 2001, Ms. Danner was Controller of Wildblue Communications, Inc., a closely held corporation which plans to provide wireless broadband internet access. From July 1989 through June 2000, Ms. Danner served in several positions at Cyprus Amax Minerals Company, a public reporting company until it became a wholly-owned subsidiary of the Registrant in October 1999, including serving as Director of Financial Reporting from February 1994 through June 2000. In her position as Vice President and Controller of the Registrant, Ms. Danner will be covered by a change in control agreement applicable to executive officers and certain other employees of the Registrant as described in the Registrant's definitive proxy statement filed with the SEC pursuant to Regulation 14A.



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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PHELPS DODGE CORPORATION
                          (Registrant)


                          By:  /s/  J. Dale Brunk
                             ----------------------------------------------
                              Name:   J. Dale Brunk
                              Title:  Vice President, Assistant General
                                      Counsel and Secretary

                          Date:  October 12 , 2004



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